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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in the Prospectus, constituting a part of this Amendment No. 1 to Registration Statement No. 333-124791, of our report dated March 29, 2005 (August 1, 2005 as to the third paragraph of Note 15), relating to the consolidated financial statements and financial statement schedule of GraphOn Corporation, which is contained in that Prospectus.

        We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ MACIAS GINI & COMPANY LLP Macias Gini & Company LLP Sacramento, California

August 9, 2005

CONSENT OF INDEPENDENT AUDITOR

        We hereby consent to the use in the Prospectus, constituting a part of this Amendment No. 1 to Registration Statement No. 333-124791, of our report dated April 17, 2005, relating to the financial statements of Network Engineering Software, Inc., which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ MACIAS GINI & COMPANY LLP Macias Gini & Company LLP Sacramento, California

August 9, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR